CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the incorporation by reference in this Post-Effective Amendment
No. 14 (File No. 33-62174) under the Securities Act of 1933 and Amendment No. 15 (File No. 811-7692) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of the Legg Mason Equity Funds of our reports dated February 5, 1999 on our audits of the financial statements and financial highlights of Bartlett Financial Services Fund (comprising one portfolio of Bartlett Capital Trust) as of December 31, 1998 and of our report dated April 30, 1999 on our audits of the financial statements and financial highlights of Legg Mason Value Trust, Inc., Legg Mason Total Return Trust, Inc. and Legg Mason Special Investment Trust, Inc. as of March 31, 1999 and for the respective periods then ended, which reports are included in the Annual Reports to Shareholders.

We also consent to the reference to our firm under the captions "Financial Highlights" in each Prospectus and "The Funds' Independent Accountants/Auditors" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Baltimore, Maryland
September 10, 1999